UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

GENESIS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-55943	03-0377717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 922

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 829-5613

11920 Southern Highlands Parkway, Suite 200, Las Vegas, Nevada 89141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GFNL	OTCQB

Item 4.01 Change in Registrant’s Certifying Accountant.

On or about January 30, 2020 the audit committee of the board of directors (the “Board”) of Genesis Financial, Inc. (the “Company”) approved the selection of BF Borgers CPA, PC (“BF Borgers”) as its independent registered public accounting firm replacing Peterson Sullivan LLP (“Peterson”).

(a) Resignation of Independent Registered Public Accounting Firm

On or about January 30, 2020, the Company disengaged Peterson as the Company’s independent registered public accounting firm. Peterson was engaged by the Company on April 18, 2018, for the Company’s fiscal year ended December 31, 2018. Peterson did not issue an audit report on the Company’s December 31, 2018 financial statements.

Since Peterson did not issue any report on the Company’s financial statements, none exist that contain an adverse opinion or disclaimer of opinion, or that were qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018 and through January 30, 2020: (i) there have been no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Patterson, would have caused it to make reference to the subject matter of the disagreement in connection with its reports for such periods and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Peterson with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Patterson is attached hereto as Exhibit 16.

(b) Engagement of New Independent Registered Public Accounting Firm

On January 30, 2020 (the “Engagement Date”), the Company engaged BF Borgers as its independent registered public accounting firm for the Company’s fiscal years ended December 31, 2019 and 2018. The decision to engage BF Borgers as the Company’s independent public accounting firm was approved by the Company’s Board.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with BF Borgers regarding either:

1.	The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	Any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures of Directors or Certain Officers

On January 2, 2020, Roy Rose resigned as a chairman of the Board of the Company to pursue other opportunities. Mr. Rose’s resignation was not in connection with any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 4, 2019, Murry Smith, the Company’s Chief Financial Officer, resigned to pursue other opportunities. This resignation was not in connection with any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 20, 2019, Rahul Singh, the Company’s non-executive director, resigned to pursue other opportunities. Mr. Singh’s resignation was not in connection with any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 1, 2019, Gary Larkin resigned from all positions with the Company, including his directorship. Mr. Larkin’s resignation was not related to any disagreement with the operations, practices or policies of the Company.

The Company has furnished Roy Rose, Murry Smith, Rahul Singh, and Gary Larkin a copy of the disclosures made in this Form 8-K prior to its filing and provided them with an opportunity to furnish the Company with any comments or concerns.

Election of Directors and Appointment of Certain Officers

The Company’s Board appointed Russell Cameron to serve as a member of the Board, effective on January 2, 2020 and as the Company’s Chief Executive Officer. Mr. Cameron was appointed to fill the vacancies resulting from the previously announced voluntary resignation of Roy Rose.

Mr. Cameron, 58, has had a very diverse career. His first management position was the acquisition of television broadcast signal for KWBP-TV in Portland, Oregon. During the three years he and his partners owned and operated Portland’s WB affiliate. The station’s rapid growth drew the attention of WB Network Founder and CEO Jamie Kellner, who formed his own broadcast group and purchased the asset for $27 million.

His passion for television production and the great outdoors led to investments in media companies and later his own production venture OMG Multi-Media, (“OMG”). Mr. Cameron served as OMG’s President and CEO from 1997 to March 2016. OMG has since created and distributed award-winning television programs including Fishing the West, America’s Outdoor Journal, Camp YMCA, Inside Passage and Western Sport Fishing with Lee Horsley which broadcast on national cable networks Versus, Outdoor Life Network, Fox Sports Network, Outdoor Channel and Comcast Sports Net to name a few. Mr. Cameron earned multiple Telly® Awards (the cable industry equivalent to the Emmy®) for his work, including Best Cable Outdoor Program in 2001 and 2005.

From March 2016 to September 2018, he worked in the investment banking industry with Whitestone Investment Network. On September 27, 2018, he co-founded Health Professional Alliance Inc. Mr. Cameron’s extensive/in-depth experience in a variety of areas such as Business Development/Operations, Investment Banking and Finance are among the many attributes that uniquely qualify Mr. Cameron to serve as a member of the Board and CEO of the Company.

In connection with Mr. Cameron’s appointment as a member of the Board and Chief Executive Officer, the Board awarded Mr. Cameron 6,311,774 restricted stock units, subject to Mr. Cameron’s continued employment with the Company through each such date.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Cameron and any director or executive officer of the Company. There are no relationships between Mr. Cameron and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company’s Board appointed Warwick Kerridge to serve as Chairman of the Board, effective on March 9, 2020. Mr. Kerridge, 59, has a distinguished corporate finance career spans nearly 30 years, including Legal, Banking and Financial services, with a particular focus on M&A by using a grounding in Law and expanding on that base through high level executive management experience. In addition to his transactional experience, Mr. Kerridge has led numerous valuation and strategic financial consulting engagements. He has worked extensively in several industries sectors including, but not limited to Biotech, Telco, Media, Property, Banking and Financial services, Film and Television, Funds Management, Mining and Resources. Prior to founding Capital land Advisory in February 2019, Mr. Kerridge between 2005 and 2009, held management positions with O’Connell Partner, Pitt Capital Partners (wholly-owned subsidiary of Australia’s oldest listed investment house, Washington H. Soul Pattinson & Company) and between 1987 and 2005 with Capital Finance Australia (Lloyds Banking Group and Bank of Scotland). Mr. Kerridge’s extensive experience in a variety of areas such as corporate finance, M&A, as well as executive management experience are among the many attributes that uniquely qualify Mr. Kerridge to serve as a Chairman of the Board of the Company.

In connection with Mr. Kerridge’s appointment as a Chairman of the Board, Mr. Kerridge will be compensated in the amount of $60,000 per annum.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Kerridge and any director or executive officer of the Company. There are no relationships between Mr. Kerridge and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

16	Letter to the Securities and Exchange Commission from Peterson Sullivan LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

	By:	/s/ Russell Cameron
Russell Cameron
March 24, 2020		Chief Executive Officer